UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Mark One)
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of report September 17, 2003

Commission file number 0-25135

REDDING BANCORP

(Exact name of Registrant as specified in its charter)

California	94-2823865
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1951 Churn Creek Road
Redding, Bancorp	96002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 224-3333

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, no par value per share

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date. August 31, 2003  2,708,058

Item 5. Other Events
SIGNATURES
Exhibit 99.1

Item 5. Other Events

Press release for the following (article attached):

Redding Bancorp, parent company of Redding Bank of Commerce Announces Stock Dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Linda J. Miles

By: Linda J. Miles Executive Vice President & Chief Financial Officer

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